                                Power of Attorney

I, Michael Denis Coffee, of 4350 La Jolla Village Drive, Suite 950, San Diego
CA, 92122 hereby appoint Shintaro Asako, as my recognized representative and true and lawful attorney-in-fact to make, execute, sign, acknowledge and file with the Securities and Exchange Commission (the "SEC") as necessary any documents relating to my service as an executive officer of MediciNova, Inc. and any amendments to such documents.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my service as an executive officer of MediciNova, Inc. and any amendments thereto. This Power of
Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of
Attorney may rely upon this Power of Attorney.

Signature: /s/ Michael Coffee
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Name:      Michael Coffee
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Title:     Chief Business Officer of MediciNova, Inc.
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Date:      June 14, 2010
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